UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 31, 2011
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously reported, on December 13, 2010, the Company entered into an agreement (the “Settlement Agreement”) to settle all claims made at that time by the plaintiffs and claimants who alleged personal injury claims against the Company. See Note 7 of the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2010 for information regarding these personal injury claims.
     As reported in the Company’s Report on Form 8-K filed January 12, 2011, the Company extended the time period during which plaintiffs’ counsel could enroll participants to achieve the required threshold levels of participation in the settlement program to January 31, 2011 (the “Settlement Expiration Date”).
     Plaintiffs’ counsel has indicated to the Company that, as of the Settlement Expiration Date, they have met the required levels of participation, meaning that the Settlement Agreement is in effect. The Company is in the process of confirming that information. Initial data provided by plaintiffs’ counsel indicates that approximately 5% of the eligible plaintiffs and claimants have not confirmed their participation in the settlement program. The Company is uncertain regarding their intentions.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: February 1, 2011